UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2019

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 6, 2019, Donnelley Financial, LLC, a wholly-owned subsidiary of Donnelley Financial Solutions, Inc. (together, the “Company”), entered into an Amended and Restated Agreement of Sale and Purchase (the “Agreement”) with SECA-NJ, LLC (“Buyer”) with respect to the Company’s property at 215 County Avenue, Secaucus, New Jersey (the “Property”). Pursuant to the Agreement, Buyer will purchase the Property from the Company for a purchase price of $31,000,000, with net proceeds (after taxes and fees) of approximately $22,000,000, subject to certain closing conditions, including completion of Buyer’s due diligence and entry into a commercially standard lease between Buyer, as landlord, and the Company, as tenant, that will include the following terms and will be otherwise in form reasonably acceptable to the Company and Buyer: (a) a lease term of ten (10) years; (b) base rent equal to $11.50/SF per year on a triple-net (NNN) basis with two and one half percent (2.5%) annual increases; and (c) a tenant right to terminate the lease at the end of year three (3) upon payment of a termination fee in an amount equal to the base rent for months 37, 38 and 39 of the term (the “Lease”).

Pursuant to the terms set forth in the Agreement, the Buyer will conduct due diligence on the Property from September 6, 2019 through September 25, 2019 (the “Due Diligence Period”), at Buyer’s sole cost and expense. Buyer has the right to terminate its obligations under the Agreement (without further liability except as described in the Agreement) on or before the end of the Due Diligence Period. During the Due Diligence Period, the Buyer and the Company will negotiate the Lease in good faith. If, on or before the end of the Due Diligence Period, the Company and Buyer have not approved a final form of Lease, then, upon expiration of the Due Diligence Period, the Agreement and both the Company’s and Buyer’s obligations thereunder will, without further action by the parties, automatically terminate without further liability.

Buyer has deposited $500,000 as a deposit (the “Initial Deposit”) with an escrow agent. If Buyer does not elect to terminate the Agreement during the Due Diligence Period, Buyer shall deposit an additional $500,000 (together with the Initial Deposit, the “Deposit”) with the escrow agent two (2) business days after the last day of the Due Diligence Period. The Deposit is non-refundable, except in the event of termination by Buyer during the Due Diligence Period.

Buyer and the Company each make customary representations and warranties. The Company’s liability for breach of such representations and warranties is capped at $1,500,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: September 12, 2019	By:	/s/ Jennifer B. Reiners
Name: Jennifer B. Reiners
Title: Executive Vice President, General Counsel & Chief Compliance Officer